Exhibit (c)(7)

Exhibit ©(7)

Confidential

DRAFT

PROJECT DENALI

Presentation to the Special Committee of the Board of Directors

February 4, 2013

[***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information has been filed separately with the Securities and Exchange Commission (the “SEC”).

Evercore partners

Confidential

These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Special Committee of the Board of Directors (the “Committee”) of Denali Inc. (the “Company”) to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Evercore. These materials are based on information provided by or on behalf of the Committee and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Company and/or other third parties or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management or third parties (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Committee.

These materials were compiled on a confidential basis for use by the Committee in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore.

These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates.

Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

Evercore parters

Confidential

Table of Contents

Section Transaction and Process Summary I Denali Financial Projections II Valuation Analyses III

Evercore parters

Confidential

I. Transaction and Process Summary

Evercore partners

Overview

The Special Committee has asked Evercore whether, in our opinion, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Company Common Stock entitled to receive such Merger Consideration

? This presentation contains a summary of certain analyses that, among other things, Evercore has performed in connection with rendering our opinion:

– Trading Multiple Analysis

– Present Value of Future Stock Price Analysis

– Leveraged Buy-out Analysis

– Share Buyback Analysis

– Premiums Paid Analysis

? Evercore has also performed certain supplemental analyses including:

– Discounted Cash Flow Analysis

– Analyst Price Target Analysis

– Historical Trading Range Analysis

? The following presentation and financial analyses included herein are based on the following financial projections:

– The Boston Consulting Group, Inc.’s (“BCG”) projections prepared at the direction of the Special Committee (the “BCG Case”)

– In addition, Evercore has reviewed certain productivity gains identified by Management and has analyzed a case that reflects 25% to 75% of such productivity cost take-outs as incremental benefits to the BCG Case (the “Productivity Case”)

• Since BCG Case projections were only available through EBIT, Evercore applied certain working capital and cash flow assumptions from the

9/21 Case to the BCG Case to arrive at net income and free cash flow for the BCG and Productivity Cases. Denali Management agrees that the drivers of the key working capital elements are consistent with the drivers that were used in the 9/21 Case

– Denali Management’s projections from September 21, 2012 (the “9/21 Case”), adjusted with updated information as provided by Denali Management

– Currently available projections of 10 Wall Street research analysts through FY15E which were extrapolated to FY18E by keeping revenue growth and margins constant (“Street Median”)

• Within the set of Wall Street analyst projections, the lowest projections came from Citigroup Inc. as of 11/16/12 (“Street Low”), while the highest projections were from Bank of America Corporation as of 11/15/12 (“Street High”)

• We have applied certain working capital and cash flow assumptions from the 9/21 Case to the Wall Street projections to arrive at net income and free cash flow for the Street Median Case. Denali Management agrees that the drivers of the key working capital elements are consistent with the drivers that were used in the 9/21 Case

Note: All capitalized terms within this document not expressly defined have the meaning as set forth in the Merger Agreement

Evercore partners

Summary of Current Proposal

Confidential

Transaction Value and Implied Premiums Analysis

Transaction Valuation

($ in billions, except for per share amounts)

Offer Price per Share	**$13.60**
Implied Equity Value	**$24.0**
Plus: Debt (01/31/13E) (1)	9.2
Less: Cash (01/31/13E) (1)	(14.9)
Implied Enterprise Value	**$18.3**

Premium Analysis

Premium to Unaffected Date:	Closing Prices: Close	Closing Prices: Premium	Average Prices: Average	Average Prices: Premium	TEV Premium (2)
Unaffected Price (3)	$10.88	25.0%	-	-	35.8%
1 Week Prior	10.97	24.0%	$10.94	24.3%	34.2%
2 Week Prior	9.97	36.4%	10.74	26.7%	54.3%
1 Month Prior	10.67	27.5%	10.57	28.7%	39.7%
3 Months Prior	9.35	45.5%	9.94	36.8%	70.1%
6 Months Prior	12.32	10.4%	10.54	29.0%	14.2%
1 Year Prior	15.94	(14.7%)	13.01	4.5%	(18.6%)
2 Years Prior	14.39	(5.5%)	14.14	(3.8%)	(7.1%)
52 Week High - at Closing	18.32	(25.8%)			
52 Week Low - at Closing	8.86	53.5%			

Implied Transaction Multiples

	Management: 9/21 Case (4)	Management: BoD Preliminary (5)	BCG: BCG	Productivity Case: 25%	Productivity Case: 75%	Wall Street Research: Low	Wall Street Research: Street Median	Wall Street Research: High
Enterprise Value To:								
FY 2013E EBITDA	4.1 x	4.1 x	4.2 x	4.2 x	4.2 x	4.1 x	4.1 x	4.1 x
FY 2014E EBITDA	3.9	4.3	4.6	4.5	4.4	4.7	4.4	4.3
FY 2015E EBITDA	3.4	-	4.7	4.3	3.6	4.9	4.7	4.1
Equity Value To:								
FY 2013E Net Income	8.1 x	8.1 x	8.4 x	8.4 x	8.4 x	8.0 x	8.1 x	8.1 x
FY 2014E Net Income	8.0	8.8	9.6	9.4	8.9	9.1	8.9	8.1
FY 2015E Net Income	6.5	-	9.9	8.7	7.0	9.6	9.2	7.6
FY 2013E CFFO - Capex	10.5 x	-	13.5 x	13.5 x	13.5 x	14.1 x	15.4 x	14.5 x
FY 2014E CFFO - Capex	7.6	-	10.4	10.1	9.6	14.9	11.8	10.0
FY 2015E CFFO - Capex	6.7	-	10.4	9.2	7.4	19.0	13.3	9.2

Note: EBITDA includes stock-based compensation expense; EBITDA and Net Income exclude the impact of one-time charges; Denali fiscal year closes on January 31st

(1) As per 9/21 Case

(2) TEV calculated assuming net debt position and projected share count and in-the-money options as of end of Q2FY14

(3) Throughout this presentation, the Unaffected Price represents the closing price of Denali's shares on 01/11/13 (the Unaffected Date), the day prior to media rumors of a potential transaction

(4) FY13 EBITDA and Net Income provided by Denali Management on 02/01/13. FY14 EBITDA and Net Income based on Denali Management's FY14 Internal Plan. Assumes FDSO as provided in 9/21 Case

(5) FY13 figures provided by Denali Management on 02/01/13; FY14 figures from Preliminary Proposed Board Plan for FY14 provided by Denali Management on 01/18/13. Assumes FDSO as provided in 9/21 Case

Source: Denali Management, BCG, FactSet, Wall Street Research

EVERCORE PARTNERS

2

Summary of Current Proposal (cont'd) *Confidential*

($ in billions, except per share amounts)

Illustrative Sources & Uses

Sources of Funds (7/31/13)	
Rollover Existing IG Notes	$4.0
Structured Financing Debt	2.7
New CLO	1.5
Term Loan B	4.0
First Lien Notes	2.0
Second Lien Notes	1.3
Total Debt	$15.4
Mallord Preferred	2.0
MSD Roll at $13.36	3.7
MSD New Equity	0.5
MSDC New Equity	0.3
Sponsor Equity	1.4
Total Equity	$5.8
Total Sources	**$23.2**
Pro Forma Cash Balance	$5.3
Pro Forma Debt Balance	15.0

Uses of Funds (7/31/13)	
Purchase Equity	$23.9
Estimated BS Cash at Close	(13.5)
Restricted Cash	1.8
Cash Needed for WC at Close	3.2
Excess Cash Left on the BS	0.3
Existing IG Notes	5.4
Existing Structured Fin. Debt	1.4
Existing Commercial Paper	0.1
Deal Fees and Expenses	0.6
Total Uses	**$23.2**

Pro Forma Credit Ratios at Closing (LTM)

	Case				
			Productivity		Street
	9/21	BCG	At 25%	At 75%	Median
Debt / EBITDA	3.7x	4.1x	4.0x	4.0x	4.0x
Net Debt / EBITDA	2.5x	2.8x	2.8x	2.7x	2.7x
S&P Adj. Debt / EBITDA [1]	3.2x	3.6x	3.6x	3.5x	3.5x

Illustrative IRR and MOIC

	4.5-Year IRR		4.5-Year MOIC	
	Sponsor	MSD	Sponsor	MSD
9/21 Case				
Exit at 4.0x EBITDA	38.6%	43.8%	4.3x	5.1x
Exit at 5.0x EBITDA	45.1%	50.6%	5.3x	6.3x
BCG Case				
Exit at 4.0x EBITDA	13.0%	17.3%	1.7x	2.1x
Exit at 5.0x EBITDA	20.6%	25.2%	2.3x	2.7x
Productivity Case - 25.0% Cost Take-Out				
Exit at 4.0x EBITDA	23.7%	28.4%	2.6x	3.1x
Exit at 5.0x EBITDA	30.6%	35.6%	3.3x	3.9x
Productivity Case - 75.0% Cost Take-Out				
Exit at 4.0x EBITDA	38.5%	43.8%	4.3x	5.1x
Exit at 5.0x EBITDA	45.1%	50.6%	5.3x	6.3x
Street Median				
Exit at 4.0x EBITDA	15.2%	19.6%	1.9x	2.2x
Exit at 5.0x EBITDA	22.8%	27.4%	2.5x	3.0x

(1) S&P adjusted multiples exclude Denali Financial Services debt and EBITDA from Denali Financial Services and operating leases
Source: Denali Management, BCG, FactSet, Wall Street Research

Evercore Partners 3

History of Bid Proposals

Confidential

Progression of Bids

Purchase Price Plus Expected Dividends Through Closing

$ 14.00

$ 13.00

$ 12.00

$ 11.00

$ 10.00

Expected Dividends Purchase Price Unaffected Price

$11.69

$13.60	$13.60 $13.60 $13.60 $13.75

$13.25

$12.70	$12.90

$11.85

$12.86

$13.06

$13.41

$13.76

$13.60

$13.68

$13.76

$13.75

First Round Bid Second Round Revised Offer Revised Offer Committee Salamander Revised Offer Current Offer Current Offer

Midpoint Bid(01/15/13)(01/19/13) Interpretation Interpretation(02/01/13) Alternative 1 Alternative 2

(10/23/12)(12/04/12)(02/03/13)(02/03/13)

Revised Offer (01/24/13)

Adjusted Price % Premium to Unaffected Price

7.4% 16.7% 18.6% 21.8% 25.0% 25.0% 25.0% 25.0% 26.4%

Adjusted Price % Premium to Unaffected TEV of $13.5Bn (1)

10.7% 24.0% 26.6% 31.2% 35.8% 35.8% 35.8% 35.8% 37.8%

Note: TEVs based on balance sheet as the unaffected date (01/11/13). Assumes two dividend payments (in the amount of $0.08 per share per quarter) for all the proposals with expected dividends, except for the 02/01/13 Revised Offer, which assumes one dividend payment ($0.08 per share) (1) TEV at each offer price calculated assuming projected share count and in-the-money options as of end of Q2FY14

VERCORE PARTNERS

4

Denali’s Historical Share Price Performance Confidential

Share Price

$20.00

$15.00

$10.00

$5.00

Feb-11 May-11 Aug-11 Nov-11 Feb-12 May-12 Aug-12 Nov-12 Feb-13

5/17/11 –1Q12 EPS of $0.55 (beating consensus of $0.43) and revenue of $15.0bn (missing consensus of $15.4bn)

2/21/12 –4Q12 EPS of $0.51 (missing consensus of $0.52) and revenue of $16.0bn (slightly above consensus)

4/2/12 –~$1bn acquisition of Wyse

3/13/12 – $1.2bn acquisition of SonicWALL

5/22/12 –1Q13 EPS of $0.43 (missing consensus of $0.46) and revenue of $14.4bn (missing consensus of $14.9bn)

8/21/12 –2Q13 EPS of $0.50 (beating consensus of $0.45) and revenue of $14.5bn (missing consensus of $14.6bn)

1/14/13 – Stock price closes at $12.29, up 13% on rumor of potential transaction

Offer Price: $13.60

Unaffected Price: $10.88

Volume in( millions)

250

200

150

100

50

0

Note: All prices as of close Source: FactSet, Company filings

EVERCORE PARTNERS

5

Summary of Certain Proposed Terms Confidential

Description

Salamander to acquire the common stock of Denali (“Denali” or the “Company”) for $[13.60] in cash per share of common stock Salamander has entered into an agreement with certain holders of shares of common stock who would contribute their shares to Salamander in exchange for equity interest in Salamander (“Holders of Rollover Shares”) Salamander forms two new Delaware corporations: Merger Sub and Intermediate (both wholly owned subsidiaries of Salamander) Merger Sub merges into Denali with Denali surviving as a wholly owned subsidiary of Intermediate Denali shareholders (other than treasury shares, shares held by Salamander (including rollover shares) and dissenting shares) receive cash consideration in exchange for their shares of Denali common stock Salamander has provided Denali with copies of the executed Equity Financing Commitments, Rollover Commitment Agreement, and Debt Financing Commitment, collectively, the “Financing”, which provides Salamander with sufficient cash proceeds to pay the Merger Consideration, satisfy and retire any repaid debt, and pay any fees and expenses due by Salamander Salamander is not permitted to reduce the total amount of Financing prior to the Closing Date Affirmative vote in favor of the transaction from a majority of the stockholders who have not agreed to rollover their shares Absence of a “Company Material Adverse Effect”, defined as any fact, circumstance, change, event, occurrence or effect that has a material adverse effect on the financial condition, business, properties, assets or results of operations of the Company and its Subsidiaries taken as a whole Cash Transfer. Denali to use reasonable best efforts to liquidate its marketable securities and, prior to closing, transfer an amount of available cash to Denali (in a tax and cost efficient manner) of no less than $7.4 billion Certain stockholders (including MSD) have agreed, among other things, to:

– Vote, unless the Denali board has made a change in recommendation, in favor of the adoption of the merger agreement and related actions and against any action that would reasonably be expected to contravene or adversely affect the merger, the merger agreement or the transactions contemplated therein;

– Vote, in the event that the merger agreement is terminated in connection with Denali accepting a superior proposal, in favor of such superior proposal in the same proportion as the unaffiliated shares are voted in favor of the adoption of the merger agreement and if recommended by Denali board action, in such proportion on any matter regarding the superior proposal;

– Vote, in the event of a Denali board change in recommendation, in favor of adoption of the merger agreement in the same proportion as the unaffiliated shares are voted in favor of the adoption of the merger agreement; and

– Explore in good faith the possibility of working with persons regarding an acquisition proposal and inform the Company promptly of any acquisition proposals.

Valuation / Consideration

Transaction Structure

Financing

Certain Conditions to Closing

Cash Transfer

Founder Voting Obligations

Note: Summary based on draft Agreement and Plan of Merger dated [02/03/13]. All capitalized terms within this document not expressly defined have the meaning as set forth in the Merger Agreement

EVERCORE PARTNERS

Summary of Certain Proposed Terms (cont’d) Confidential

Description

45-day go-shop period

Salamander has a single match right with 4 business days right to match an acquisition proposal

“Superior Proposal” means a merger of Denali or acquisition of 50% or more of the assets, consolidated revenues or income or voting stock of Denali (not including an extraordinary dividend or share repurchase) in which the Denali board has determined in its good faith judgment (after consultation with outside legal counsel and its financial advisor) is more favorable to Denali stockholders than the proposed merger Denali will pay a termination fee of $180 million if the agreement is terminated (i) by Denali to enter into an alternative agreement with respect to a superior proposal with a “go-shop” party or (ii) by Salamander if Denali board changes its recommendation in response to an alternative acquisition proposal made by a “go-shop party

Denali will pay a termination fee of $[450] million under certain circumstances including if the agreement is terminated: – by Denali, to enter into an alternative agreement (not with a go-shop party) with respect to a superior proposal;

– by Salamander, if Denali board changes its recommendation not in response to an alternative acquisition proposal made by a

“go-shop” party;

– by (x) Salamander, if Denali materially breaches its reps/warranties/covenants resulting in a failure of its closing condition,

(y) either party if the merger doesn’t occur by the outside date and Salamander would have been entitled to terminate per the prior clause (x), or (z) either party as a result of the failure to obtain stockholder approvals at the meeting and, in each case, an acquisition proposal was made [prior to termination]

– Salamander to pay a cash shortfall fee of $250 million if the agreement is terminated by Salamander if (i) the rollover contributions fail to qualify as a Section 351 exchange or there has occurred a legal impediment or charge related to the cash transfer or (ii) the amount of cash on hand is less than $7.4 billion solely as a result of a legal impediment or charge Salamander to pay a reverse termination fee of $750 million if the agreement is terminated by (i) Denali, if Salamander materially breaches its reps/warranties/covenants resulting in a failure of its closing condition (i.e., failure to close given inability to obtain debt financing) or if Salamander fails to close upon satisfaction of closing conditions or (ii) either party if the merger doesn’t occur by the outside date and Denali would have been entitled to terminate because Salamander failed to close upon satisfaction of closing conditions (i.e., failure to close given inability to obtain debt financing) Denali to pay expense reimbursement of up to $15 million if either party terminates as a result of failure to obtain stockholder approvals at the meeting

Go-Shop

Superior Proposal

Termination Fees

Note: Summary based on draft Agreement and Plan of Merger dated [02/03/13]. All capitalized terms within this document not expressly defined have the meaning as set forth in the Merger Agreement

EVERCORE PARTNERS

Confidential

II. Denali Financial Projections

EVERCORE PARTNERS

Denali Financial Projections

Confidential

($ in billions, except per share amounts)

	Act.	9/21 Case [1]					BCG Case				
	FY12	FY13	FY14	FY15	FY16	FY17	FY13	FY14	FY15	FY16	FY17
Revenue	$62.1	$56.7	$59.9	$63.2	$66.6	$68.0	$56.8	$56.4	$55.5	$55.1	$54.3
% growth	*0.9%*	*(8.6%)*	*5.6%*	*5.6%*	*5.3%*	*2.2%*	*(8.4%)*	*(0.7%)*	*(1.7%)*	*(0.8%)*	*(1.3%)*
FY13-17 CAGR						*4.6%*					*(1.1%)*
EBITDA [2]	$5.7	$4.4	$4.7	$5.4	$5.9	$6.0	$4.4	$3.9	$3.9	$3.8	$3.6
% margin	*9.2%*	*7.8%*	*7.8%*	*8.6%*	*8.8%*	*8.8%*	*7.7%*	*7.0%*	*7.0%*	*6.8%*	*6.6%*
FY13-17 CAGR						*7.8%*					*(5.0%)*
EBITA [2]	$5.1	$3.9	$4.1	$4.9	$5.3	$5.4	$3.9	$3.4	$3.3	$3.2	$3.0
% margin	*8.3%*	*6.9%*	*6.8%*	*7.7%*	*7.9%*	*7.9%*	*6.8%*	*5.9%*	*5.9%*	*5.8%*	*5.5%*
FY13-17 CAGR						*8.4%*					*(6.2%)*
Net Income [3]	$4.0	$3.0	$3.2	$3.7	$4.0	$4.1	$2.9	$2.5	$2.4	$2.3	$2.2
% growth	*27.2%*	*(24.5%)*	*5.6%*	*16.6%*	*9.1%*	*2.6%*	*(27.4%)*	*(12.9%)*	*(2.4%)*	*(3.5%)*	*(6.4%)*
FY13-17 CAGR						*8.4%*					*(6.4%)*
EPS [3]	$2.13	$1.70	$1.76	$2.19	$2.42	$2.52	$1.64	$1.46	$1.45	$1.42	$1.35
% growth	*34.2%*	*(20.3%)*	*3.5%*	*24.3%*	*10.7%*	*4.1%*	*(23.2%)*	*(10.7%)*	*(0.7%)*	*(2.1%)*	*(5.1%)*
FY13-17 CAGR						*10.4%*					*(4.7%)*
CFFO - CapEx	$4.9	$2.3	$3.2	$3.6	$4.1	$4.8	$1.8	$2.3	$2.3	$2.3	$2.6
% margin	*7.8%*	*4.0%*	*5.3%*	*5.7%*	*6.2%*	*7.0%*	*3.1%*	*4.1%*	*4.1%*	*4.2%*	*4.7%*
FY13-17 CAGR						*20.2%*					*9.6%*

	25.0% Productivity Case					75.0% Productivity Case					Street Median		
	FY13	FY14	FY15	FY16	FY17	FY13	FY14	FY15	FY16	FY17	FY13	FY14	FY15
Revenue	$56.8	$56.4	$55.5	$55.1	$54.3	$56.8	$56.4	$55.5	$55.1	$54.3	$56.7	$55.2	$54.8
% growth	*(8.4%)*	*(0.7%)*	*(1.7%)*	*(0.8%)*	*(1.3%)*	*(8.4%)*	*(0.7%)*	*(1.7%)*	*(0.8%)*	*(1.3%)*	*(8.6%)*	*(2.7%)*	*(0.6%)*
FY13-17 CAGR					*(1.1%)*					*(1.1%)*			
EBITDA [2]	$4.4	$4.0	$4.3	$4.6	$4.4	$4.4	$4.2	$5.1	$6.3	$6.1	$4.5	$4.1	$3.9
% margin	*7.7%*	*7.1%*	*7.7%*	*8.4%*	*8.1%*	*7.7%*	*7.4%*	*9.2%*	*11.4%*	*11.2%*	*7.9%*	*7.5%*	*7.1%*
FY13-17 CAGR					*0.1%*					*8.5%*			
EBITA [2]	$3.9	$3.4	$3.7	$4.0	$3.8	$3.9	$3.6	$4.5	$5.7	$5.5	$3.9	$3.6	$3.5
% margin	*6.8%*	*6.1%*	*6.7%*	*7.3%*	*7.0%*	*6.8%*	*6.4%*	*8.2%*	*10.3%*	*10.1%*	*6.9%*	*6.6%*	*6.4%*
FY13-17 CAGR					*(0.2%)*					*9.3%*			
Net Income [3]	$2.9	$2.6	$2.8	$3.0	$2.9	$2.9	$2.7	$3.4	$4.3	$4.2	$3.0	$2.7	$2.6
% growth	*(27.4%)*	*(10.6%)*	*8.0%*	*8.9%*	*(5.0%)*	*(27.4%)*	*(6.0%)*	*27.3%*	*26.5%*	*(3.5%)*	*(25.0%)*	*(8.7%)*	*(3.2%)*
FY13-17 CAGR					*(0.0%)*					*9.9%*			
EPS [3]	$1.64	$1.50	$1.65	$1.82	$1.75	$1.64	$1.58	$2.04	$2.62	$2.56	$1.70	$1.60	$1.60
% growth	*(23.2%)*	*(8.4%)*	*9.9%*	*10.5%*	*(3.6%)*	*(23.2%)*	*(3.6%)*	*29.5%*	*28.3%*	*(2.1%)*	*(20.4%)*	*(5.5%)*	*(0.2%)*
FY13-17 CAGR					*1.8%*					*11.9%*			
CFFO - CapEx	$1.8	$2.4	$2.6	$3.0	$3.2	$1.8	$2.5	$3.2	$4.2	$4.5	$1.6	$2.0	$1.8
% margin	*3.1%*	*4.2%*	*4.7%*	*5.4%*	*5.9%*	*3.1%*	*4.4%*	*5.8%*	*7.7%*	*8.4%*	*2.8%*	*3.7%*	*3.3%*
FY13-17 CAGR					*16.1%*					*26.5%*			

(1) FY13 Revenue, EBITDA, EBITA and Net Income based on estimates provided by Denali management on 02/01/13; FY14 Revenue, EBITA, and EPS from Denali Management's FY14 Internal Plan
(2) Excludes impact of one-time charges and includes the impact of stock-based compensation expense
(3) Excludes impact of one-time charges and amortization of intangibles; includes the impact of stock-based compensation expense
Source: Denali Management, BCG, Wall Street Research

EVERCORE PARTNERS 8

Denali Financial Projections (cont’d) Confidential

Consolidated Denali Revenue ($ in billions)

FY 2017 Revenue Bridge ($ in billions)

$ 70.0

$ 65.0

$ 60.0

$ 55.0

$ 50.0

CAGR FY13-17:

9/21 Case(1): 4.6% BCG Case: (1.1%)

FY13 FY14 FY15 FY16 FY17

$56.7

$59.9

$63.2

$66.6

$68.0

$54.3

$55.1

$57.1

$55.5

$54.8

$51.8

$53.9

$55.2

$56.4

$58.5

$ 70.0

$ 65.0

$ 60.0

$ 55.0

$ 50.0

BCG Case EUC Enterprise S&P Services Software 9/21 Case

$54.3

$1.0 $0.6 $68.0

$1.8

$1.3

$9.1

Consolidated Denali EBITA Margin

8.0% 7.0% 6.0% 5.0%

?% FY13-17:

9/21 Case(1): +106bps BCG Case: (129)bps

6.9% 7.0% 6.8%

7.7%

7.9%

7.9%

7.4%

7.0%

5.5%

5.5%

5.9%

6.4%

5.9%

5.9%

6.6%

6.8%

FY13 FY14 FY15 FY16 FY17

CY13E EBITA(2)

9.5% 7.8% 5.3% 2.7% 1.4%

(1)	(3) (3)

9/21 Case BCG Case Street Median Street High Street Low

FY 2017 EBITA Bridge ($ in billions)

$ 8.0

$ 7.0

$ 6.0

$ 5.0

$ 4.0

$ 3.0

$ 2.0

BCG Case EUC Enterprise S&P Services Software 9/21 Case

$3.0

$0.6

$0.9 $0.0

$0.3	$5.4

$0.6

Note: EBITA figures post-SBC expense for 9/21 Case and BCG Case. Selected peers EBIT margins based on CY13E

(1) Denali’s 9/21 Case FY13 Revenue and EBITA based on estimates provided by Denali management on 01/18/13; FY14 Revenue and EBITA from FY14 Internal Plan (2) Amortization used in EBITA margin for Acer, Lenovo and Asus based on historical amortization expense (3) Street High and Low metrics shown are the highest and lowest broker for each individual year Source: Denali Management, BCG, Wall Street Research, FactSet, CapIQ

Evercore Partners

Revenue Growth Expectations

Confidential

End-User Computing (EUC)

Total EUC Desktop Mobility

5.0%

0.0%

(5.0%)

(10.0%)

Desktop, Mobility & Tablet

Mobility & Tablet

5.0%

2.5%

2.5%

2.5%

2.5%

2.5%

2.5%

Analyst Avg. (7.2%)

(6.2%)

Analyst Avg. (7.3%)

Analyst Avg. (7.0%)

(4.1%)

(4.7%)

(8.1%)(7.9%)

(10.0%)

9/21 BCG 9/21 BCG 9/21 BCG 9/21 BCG 9/21 BCG 9/21 BCG

Case Case Case Case Case Case Case Case Case Case Case Case

CAGR: FY2013–2015 FY2013–2017 CAGR: FY2013–2015 FY2013–2017 CAGR: FY2013–2015 FY2013–2017

Total Software & Peripherals

4.0% 2.0% 0.0% (2.0%)

(4.0%)

2.1%

2.5%

Analyst Avg. (2.8%)

(2.8%)

(3.5%)

9/21 BCG 9/21 BCG

Case Case Case Case

CAGR: FY2013–2015 FY2013–2017

Total Enterprise Servers & Networking Storage Services

Enterprise

15.0% 12.0% 9.0% 6.0%

3.0%

0.0%

Includes Software segment (Quest)

9.3%

6.9%

7.7%

5.4%

Analyst Avg.

2.8%

Analyst

Avg.

4.6%

12.9%

10.0%

9.4%

6.9%

11.5%

10.2%

Analyst Avg.

0.4%

3.0%

3.0%

4.8% 5.1%

Analyst 4.2% 4.2%

Avg.

1.3%

9/21 BCG 9/21 BCG 9/21 BCG 9/21 BCG 9/21 BCG 9/21 BCG 9/21 BCG 9/21 BCG

Case Case Case Case Case Case Case Case Case Case Case Case Case Case Case Case

CAGR: FY2013–2015 FY2013–2017 CAGR: FY2013–2015 FY2013–2017 CAGR: FY2013–2015 FY2013–2017 CAGR: FY2013–2015 FY2013–2017

Note: Software segment not broken out by Wall Street Research, but included in Servers & Networking. Analyst reports released after Denali’s 3Q13 Earnings. Analyst Average based on available segment level projections Source: Denali Management, BCG, Wall Street Research

Evercore Partners

Management Projections – Budget vs. Actual (Fiscal Periods) Confidential

Performance versus Internal Forecast ($ in billions)

Performance Relative to Guidance

Revenue

$20.0 $15.0 $10.0 $5.0 $0.0

1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13

Actual Forecast

Op. Income (Non-GAAP) / EBITA

$ 1.5

$ 1.0

$ 0.5

$ 0.0

1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13

Actual Forecast

Note: Forecast for 1Q13 not available

Progression of Management Projections ($ in billions)

Metric Guidance Actual

06/23/10 Revenue Growth 14—19% 16%

OpInc Growth 18—23% 40%

FY11 11/18/10 Revenue Growth 14—19% 16%

OpInc Growth 28—32% 40%

02/15/11 Revenue Growth 5—9% 1%

OpInc Growth 6—12% 24%

05/17/11 Revenue Growth 5—9% 1%

FY12 OpInc Growth 12—18% 24%

08/16/11 Revenue Growth 1—5% 1%

OpInc Growth 17—23% 24%

02/21/12 FY13 EPS > $2.13 $1.70

05/22/12 Revenue Growth(7%)(4%)

1Q13 Sales IBES: $14.9B $14.4B

FY13 1Q13 EPS IBES: $0.46 $0.43

08/21/12 FY13 EPS $1.70 $1.70

11/15/12 FY13 EPS $1.70 $1.70

Consensus Sales and EPS miss

resulted in 17% share price decline

Revenue

FY13 FY14

$69.5

$63.0

$57.5 $56.7

July July Sep Dec

2011 2012 2012 2012

$75.0

$66.0

$59.9 $59.9

July July Sep Dec

2011 2012 2012 2012

Op. Income (Non-GAAP) / EBITA

FY13 FY14

$5.8

$5.2

$4.0 $3.9

$6.6

$5.6

$4.2

$4.1

July July Sep Dec

2011 2012 2012 2012

July July Sep Dec

2011 2012 2012 2012

EBITA Margin (%)

8.3% 8.2% 7.0% 6.9% 8.8% 8.5% 7.0% 6.8%

Source: Denali Management

Evercore Partners

Productivity Cost Take-Out

Confidential

($ in millions)

Summary of Productivity Cost Take-Outs (1)

Efficiency Type	Potential Savings	Effective 25%	Effective 50%	Effective 75%
COGS	($[***])	($[***])	($[***])	($[***])
Marketing	([***])	([***])	([***])	([***])
End User Computing Sales	([***])	([***])	([***])	([***])
New Denali Sales (2)	([***])	([***])	([***])	([***])
R&D	([***])	([***])	([***])	([***])
Other	([***])	([***])	([***])	([***])
Total	**($3,350)**	**($838)**	**($1,675)**	**($2,513)**

		Potential Savings FY14	FY15	FY16	FY17
Ramp Up		10.0%	50.0%	100.0%	100.0%
Effectiveness	25%	($84)	($419)	($838)	($838)
	50%	(168)	(838)	(1,675)	(1,675)
	75%	(251)	(1,256)	(2,513)	(2,513)

Memo:

- *Ramp up accounts for the cash costs required to achieve productivity cost take-out*

Impact to EBITDA Margins



11.0%
10.0%
9.0%
8.0%
7.0%
6.0%
5.0%
9/21 Case
Productivity Case (75% of Cost Take-Outs)
Productivity Case (25% of Cost Take-Outs)
BCG Case
CY13E EBITA(3)
9.5%
7.8%
5.3%
2.7%
1.4%
6.9%
6.8%
6.8%
6.4%
6.1%
5.9%
7.7%
8.2%
6.7%
5.9%
10.3%
7.9%
7.3%
5.8%
10.1%
7.9%
7.0%
5.5%
FY13
FY14
FY15
FY16
FY17

Note: EBITA figures are post-SBC expense. Denali's 9/21 Case FY13 EBITA margin based on estimates provided by Denali management on 02/01/13; FY14 EBITA margin from FY14 Internal Plan
(1) Based on discussions with Management, we understand that all or part of the Productivity Cost Take-Outs are implicit in the 9/21 Case
(2) New Denali includes Enterprise, Software and the Enterprise-related portions of the Services and Software & Peripherals businesses
(3) Amortization used in EBITA margin for Acer, Lenovo and Asus based on historical amortization expense
Source: BCG, Denali Management
[***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC.

EVERCORE PARTNERS 12

Confidential

III. Valuation Analyses

Evercore Partners

13

+

Summary Valuation Analysis Confidential

($ in billions, except per share amounts)

Trading Range and Price Targets

Trading Multiples Valuation

Present Value of Future Stock Price

LBO

Share Buyback

Premiums Paid, TEV > $10B

Disclaimer:

52-week Low and High Range through 1/11/13

Analyst 12-month Price Targets ($8.50—$15.00, Discounted at 12.5% CoE)

3.0x—5.0x FY2014E EBITDA 6.0x—10.0x FY2014E Net Income 6.0x—10.0x FY2014E CFFO—CapEx

3.0x—5.0x FY2016E EBITDA, 12.0%—13.0% CoE

6.0x—10.0x FY2016E Net Income, 12.0%—13.0% CoE

6.0x—10.0x FY2016E CFFO—Capex, 12.0%—13.0% CoE

20.0%—30.0% 5-year Target IRR, 3.0x—5.0x Exit Multiple; $8.2bn of BS Cash Used; $1.4bn Sponsor Equity

$5.0bn to Repurchase Shares at 15% Premium to Unaffected Price; 3.0x—5.0x FY2016E EBITDA; 12.0%—13.0% CoE

$5.0bn to Repurchase Shares at 15% Premium to Unaffected Price; 6.0x—10.0x FY2016E Net Income 12.0%—13.0% CoE

22.5%—27.5% Premium to Share Price 1-week Prior to Unaffected Date 25.0%—30.0% Premium to Share Price 4-weeks Prior to Unaffected Date

22.5%—27.5% Premium to Enterprise Value 1-week Prior to Unaffected Date 25.0%—30.0% Premium to Enterprise Value 4-weeks Prior to Unaffected Date

$4.8 3.9 4.0—4.2 4.1 $3.2 2.5 2.6—2.7 2.7 $3.2 2.3 2.4—2.5 2.0 $5.9 3.8 4.6—6.3 3.9 $4.0 2.4 3.0—4.3 2.6 $4.1 2.3 3.0—4.2 1.9

$10.97 10.67

$7.63 7.33

9/21 Case BCG Case

Productivity Case Street Median

$6.00 $8.00 $10.00 $12.00 $14.00 $16.00 $18.00 $20.00 $22.00 $24.00

Disclaimer: This summary of certain analyses is provided for illustrative purposes only, does not represent all of the analyses performed by Evercore and should be considered together with the information set forth elsewhere in this presentation. Evercore submitted its preliminary financial analyses within days of being engaged by Denali and has since selected modestly different discount rates and multiples

Note: Implied valuation range as of 01/31/13

Source: Denali Management, BCG, FactSet, Company Filings, Wall Street Research

Evercore Partners

Discounted Cash Flow Analysis Confidential

Cases

Implied Valuation Range

Implied Perp. Growth Rate

BCG Case

Productivity Case 9/21 Case Street High Street Median Street Low

Unaffected Offer Price:

Price: $10.88 $13.60

$11.19

$12.82

$12.99

$11.49

$10.63

$14.42

$21.53

$15.92

$21.31

$17.12

$14.95

$13.87

$6.00 $8.00 $10.00 $12.00 $14.00 $16.00 $18.00 $20.00 $22.00 $24.00

Midpoint

(5.5%) (6.4%) (7.6%) (4.9%) (6.5%) (7.2%)

Note: Assumes 3.0x-5.0x Terminal EBITDA and 10%-12% WACC Source: Denali Management, BCG, Wall Street Research

Evercore Partners

Peer Group Trading Multiples

Confidential


TEV / CY2013E EBITDA
Denali
PC Heavy
Enterprise Heavy
Other
Offer Price
Unaffected Price
3.9x 4.6x 4.5x 4.4x 2.8x 3.4x 3.3x 3.2x 4.4x
3.7x 5.6x 8.1x 6.1x 6.1x 5.4x 4.6x 3.9x 3.3x
8.7x 8.3x 7.3x 6.8x 5.2x 4.1x
7.2x 5.2x 4.9x 4.8x 4.7x 2.2x
9/21 BCG Case Prod. Street Med. 9/21 BCG Case Prod. Street Med. 5yr Avg
HP 5yr Avg. HP Acer Asus Len. Tosh. AAPL Sams. Fuji.
IBM ORCL EMC NTAP CSCO CSC
Ricoh XRX Eps. Canon TECD LXK
EBITDA Margin 7.8% 7.1% 7.3% 7.6% 7.6% 12.0% 12.7% 1.4% 5.9% 3.0% 8.9% 33.1% 23.6% 6.4% 27.1% 49.9% 30.4% 19.4% 31.8% 12.9% 9.4% 14.3% 7.7% 18.9% 1.5% 16.8%
MEV / CY2013E Net Income
Offer Price
Unaffected Price
8.0x 9.6x 9.4x 8.9x 6.0x 7.6x 7.4x 7.0x 9.9x
4.9x 8.7x 23.9x 11.0x 15.2x 11.6x 9.8x 8.4x 14.9x
12.7x 12.9x 13.6x 16.7x 10.3x 14.0x
13.0x 7.4x n.m 14.0x 8.9x 6.3x
9/21 BCG Case Prod. Street Med. 9/21 BCG Case Prod. Street Med. 5yr Avg
HP 5yr Avg. HP Acer Asus Len. Tosh. AAPL Sams. Fuji.
IBM ORCL EMC NTAP CSCO CSC
Ricoh XRX Eps. Canon TECD LXK
MEV / CY2013E (CFFO-Capex)
Offer Price
Unaffected Price
7.6x 10.4x 10.1x 11.8x 6.0x 8.2x 8.0x 9.3x 8.1x
6.8x 8.6x 10.7x 15.0x 11.0x 18.2x 9.1x 11.0x 15.3x
13.1x 12.3x 9.8x 13.7x 9.7x 8.0x
12.9x 5.7x 19.9x 14.9x n.m. 7.2x
9/21 BCG Case Prod. Street Med. 9/21 BCG Case Prod. Street Med. 5yr Avg
HP 5yr Avg. HP Acer Asus Len. Tosh. AAPL Sams. Fuji.
IBM ORCL EMC NTAP CSCO CSC
Ricoh XRX Eps. Canon TECD LXK

Note: Denali figures based on FY2014. 25-75% range shown for Productivity Case. Red dashed lines indicate high and low end of multiples shown in Summary Valuation Analysis
Source: FactSet, BCG, Denali Management, Company Filings, Wall Street Research

Evercore Partners

15

Denali’s Share Price Performance – Last Five Years Confidential

500% 400% 300% 200% 100% 0% -100%

Share Price Performance Summary

% Change Denali (1) HP Apple PC Peers Enterprise Peers

3—Month 16.4% 17.6%(24.0%) 18.1% 5.5%

6—Month(11.4%)(6.8%)(25.2%) 24.7% 6.8%

1—Year(31.1%)(42.8%)(0.6%) 12.7% 6.0%

2—Years(22.7%)(64.6%) 31.5%(4.0%) 7.3%

3—Years(26.8%)(65.6%) 132.9%(20.6%) 34.0%

5—Years(47.6%)(62.9%) 239.2%(5.4%) 38.5%

Unaffected Price: (47.6%)

-100%

Jan-08

Sep-08 May-09 Dec-09 Aug-10 Mar-11 Nov-11 Jun-12 Feb-13 Denali HP Apple PC Peers Index(2) Enterprise Peers Index(3)

Sep-08 May-09 Dec-09 Aug-10 Mar-11 Nov-11 Jun-12 Feb-13 Denali HP Apple PC Peers Index(2) Enterprise Peers Index(3)

(5.4%)

(5.4%)

(62.9%)

(1) Denali percentage change based on unaffected price of $10.88 as of 01/11/13 (2) Includes Acer, Asus and Lenovo (3) Includes Cisco, EMC, IBM, Microsoft and Oracle Source: FactSet. Prices as of 02/01/13

Evercore Partners

Denali’s Forward Valuation Multiples Performance Confidential

NTM MEV/ Net Income Multiple – Last 5 Years

Mean MEV / Net Income Performance

Denali (1) HP Apple PC Peers Ent. Peers

1—Year	7.0x 5.0x 11.5x 14.4x 12.2x
2—Years	7.7x 6.0x 11.9x 14.3x 12.5x
3—Years	8.7x 7.3x 13.3x 14.3x 13.0x
5—Years	9.9x 8.7x 17.0x 14.4x 13.5x

Memo:

R2 with HP (5-Year) 84%

R2 with HP (3-Year) 92%

R2 with HP (1-Year) 85%

39.0x 33.0x 27.0x 21.0x 15.0x

9.0x

3.0x

16.9x

12.0x 11.6x

8.8x

5.2x

Unaffected NTM MEV / Net Income: 6.9x

Jan-08 Sep-08 Apr-09 Dec-09 Jul-10 Mar-11 Nov-11 Jun-12 Feb-13

NTM TEV / EBITDA Multiple – Last 5 Years

Mean TEV / EBITDA Performance

Denali (1) HP Apple Ent. Peers

1—Year	2.9x 3.8x 7.0x 6.8x
2—Years	3.3x 4.1x 7.1x 6.9x
3—Years	3.6x 4.7x 8.0x 7.2x
5—Years	4.4x 5.6x 10.2x 7.6x

Memo:

R2 with HP (5-Year) 66%

R2 with HP (3-Year) 64%

R2 with HP (1-Year) 73%

25.0x 20.0x 15.0x 10.0x

5.0x

0.0x

Unaffected NTM TEV/EBITDA: 2.9x

Jan-08 Sep-08 Apr-09 Dec-09 Jul-10 Mar-11 Nov-11 Jun-12 Feb-13

(3)

Denali HP Apple Enterprise Peers Index

(2)	(3)

Denali HP Apple PC Peers Index Enterprise Peers Index

(2)	(3)

Denali HP Apple PC Peers Index Enterprise Peers Index

Note: P/E multiples above 50x excluded.; Denali and HP multiples based on reported balance sheet and calculated TEVs; indexes based on information from Factset (1) Denali figures based on share prices and multiples through 01/11/13 (2) Includes Acer, Asus and Lenovo; Forward EBITDA information not consistently available (3) Includes Cisco, EMC, IBM, Microsoft and Oracle Source: FactSet. Prices as of 02/01/13

Evercore partners

Denali’s Forward Valuation Multiples Performance (cont’d) Confidential

Equity Value / NTM (CFFO-Capex) Multiple – Last 5 Years

Mean Equity Value / (CFFO -Capex)

Denali (1) HP Apple PC Peers Ent. Peers

1—Year	6.3x 6.1x 10.7x 13.5x 10.2x
2—Years	6.6x 6.7x 11.1x 13.7x 10.4x
3—Years	7.1x 7.7x 12.4x 15.4x 10.7x
5—Years	8.1x 8.6x 14.2x 16.0x 11.3x

34.0x 29.0x 24.0x 19.0x 14.0x

9.0x

4.0x

Denali HP Apple PC Peers Index(2) Enterprise Peers Index(3)

Sep-08 Apr-09 Dec-09 Jul-10 Mar-11 Nov-11 Jun-12 Feb-13

(2)	(3)

Note: Multiples below 0.0x and above 50.0x excluded; Denali and HP multiples based on reported balance sheet and calculated TEVs; other multiples based on information from Factset (1) Denali figures based on share prices and multiples through 01/11/13 (2) Includes Acer, Asus and Lenovo (3) Includes Cisco, EMC, IBM, Microsoft and Oracle Source: FactSet. Prices as of 02/01/13

Evercore Partners

Premiums Paid Analysis: Closed Acquisitions in Last 10 Years Globally with

Target TEV greater than $10 billion Confidential

All Transactions

Number of Transactions 126

Premium Paid

1 Day 1 Week 4 Weeks

Prior Prior Prior

Median 24.5% 27.2% 28.0%

High 116.4% 123.6% 118.7%

75th Percentile 37.1% 39.9% 40.6%

Mean 27.7% 30.3% 32.2%

25th Percentile 13.0% 15.7% 18.4%

Low 0.1% 1.0% 1.9%

All Cash Transactions

Number of Transactions 50

Premium Paid

1 Day 1 Week 4 Weeks

Prior Prior Prior

Median 28.0% 30.0% 32.8%

High 116.4% 123.6% 118.7%

75th Percentile 43.3% 51.1% 51.8%

Mean 33.8% 36.3% 38.8%

25th Percentile 18.9% 18.9% 21.9%

Low 0.4% 1.0% 5.7%

Strategic Buyers

Number of Transactions 103

Premium Paid

1 Day 1 Week 4 Weeks

Prior Prior Prior

Median 27.9% 28.4% 30.8%

High 116.4% 123.6% 118.7%

75th Percentile 38.0% 41.5% 43.0%

Mean 28.9% 31.7% 33.7%

25th Percentile 14.1% 16.5% 17.9%

Low 0.1% 1.0% 3.3%

Note: Data excludes Banks, REITs and other financial services target companies Source: FactSet, SDC

Number of Transactions

Premium Paid

1 Day 1 Week 4 Weeks

Prior Prior Prior

Median 20.1% 22.8% 26.0%

High 45.1% 50.8% 47.2%

75th Percentile 31.2% 31.8% 33.1%

Mean 22.1% 24.3% 25.6%

25th Percentile 10.5% 14.3% 19.6%

Low 4.4% 2.8% 1.9%